Exhibit 99.1

SANUWAVE Announces Q2 2023 Financial Results

EDEN PRAIRIE, MN, AUGUST 11, 2023 – SANUWAVE Health, Inc. (the “Company” or “SANUWAVE”) (OTCQB: SNWV), a leading provider of next-generation FDA-approved wound care products, today announced its 2nd quarter 2023 results.

For the three months ended June 30, 2023:

■
Revenue for the three months ended June 30, 2023 totaled $4.7 million, an increase of 20%, as compared to $3.9 million for the same period of 2022. This growth falls within the previously provided guidance range of 15-25% for Q2 2023. Revenue for the six months ended June 30, 2023 totaled $8.5 million, an increase of 19%, as compared to $7.1 million for the same period of 2022.

■	49 UltraMist® systems were sold in Q2 2023, up from 28 in Q1 of this year.

■
UltraMist® consumables revenue increased 25% to $2.8 million, versus $2.2 million for the same quarter last year on a 14% increase in treatments.  Revenue growth outpaced treatments due to higher average sale prices.

■	UltraMist® consumables revenue was 59% of overall revenue for Q2, up from 56% in the prior year period. This was primarily driven by a larger installed base, improved pricing, and higher usage rates.

■	Gross margin as a percentage of revenue increased to 74% for the three months ended June 30, 2023, vs 72% for the same period last year, primarily driven by stronger pricing initiatives.

■
For the three months ended June 30, 2023, operating income totaled $0.9 million, which is an improvement of $4.0 million compared to the same period in 2022.  This number benefited from a $1.25 million one-time reversal of accrued expenses and was partially offset by a $224 thousand non-cash stock compensation issuance.

■
Net loss for the three months ended June 30, 2023 was $7.3 million, compared to a net income of $1.6 million for the same period in 2022. The increase in net loss for the three months ended June 30, 2023 was primarily due to continued non-cash losses on the fair value of derivative liabilities.

■	The Company anticipates third quarter 2023 revenue growth will fall within a range of 15-25% as compared to the third quarter of 2022.

Recent Highlights from Q2 2023:

■	Appointment of Morgan Frank as Chief Executive Officer in May.

■	Appointment of Andrew Walko as President and to head manufacturing in July.

◾
Signing of Distribution Agreement with Pacific Medical, Inc. bringing its sales force of over 215 representatives covering 7 western states to the UltraMist line of directed energy wound care products.

■	In July 2023, the Company issued Asset-Backed Secured Promissory Notes for which it received total proceeds of approximately $3.0 million.

■
SANUWAVE showcased its innovative non-invasive, regenerative medicine solutions for the treatment of chronic wounds at the Leaders in Wound Healing Conference in New Orleans, Louisiana, the Symposium on Advanced Wound Care Spring in National Harbor, Maryland, and the EWMA 2023 Symposium in Milan, Italy.

■	Leading plastic surgeon, Dr. Johnson presented on UltraMist at the Serena Foundation Leadership in Wound Conference.

“We are pleased to have generated significant revenue growth in Q2 despite ongoing capacity constraints,” said CEO Morgan Frank. “It has been a challenging time at SANUWAVE, but as these results are beginning to show, our drive toward cost cutting, process optimization, and margin expansion is beginning to gain traction as we move toward our near-term goals of growth acceleration and operating profitability.  In the coming quarters, we aim to continue and build upon this trend as we break the production and supply chain logjams that have prevented us from realizing the potential of the UltraMist system.”

Guidance

The Company continued to have constrained inventory supply during Q2 2023 and anticipates this will improve in Q3, but remain a significant factor. The Company anticipates Q3 2023 revenue growth of approximately 15% to 25% year over year. SANUWAVE its constrained inventory supply will improve materially and enable an acceleration of revenue growth in Q4 2023.

As previously announced, a business update will occur via conference call on August 11, 2023.  Materials for the conference call at 8:30 a.m. EDT are included on the Company’s website, www.sanuwave.com/investors.

Telephone access is available by dialing the following numbers:

Conference ID:  13740603

Telephone access to the call will be available by dialing the following numbers:

Participant Listening: 1-877-407-0784 or 1-201-689-8560

OR click the Call me™ link for instant telephone access to the event.

https://callme.viavid.com/viavid/?callme=true&passcode=13732361&h=true&info=company&r=true&B=6

A replay will be made available through August 25, 2023:
Replay Dial-In: 1-844-512-2921 or 1-412-317-6671
Access ID: 13740603

About SANUWAVE

SANUWAVE Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

SANUWAVE’s end-to-end wound care portfolio of regenerative medicine products and product candidates help restore the body’s normal healing processes. SANUWAVE applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations and constraints, and plans for future business development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

CONTACT:
Investors@Sanuwave.com

PART I -- FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except share data)

	June 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash	$332	$1,153
Restricted Cash	850	-
Accounts receivable, net of allowance of $1,214 and $1,037, respectively	2,818	4,029
Inventory	900	868
Prepaid expenses and other current assets	1,201	570
Total Current Assets	6,101	6,620
Property, equipment and other, net	1,050	856
Intangible assets, net	4,786	5,137
Goodwill	7,260	7,260
Total Non-current Assets	13,096	13,253
Total Assets	$19,197	$19,873

LIABILITIES
Current Liabilities:
Senior secured debt, in default	$16,123	$14,416
Convertible promissory notes payable	17,712	16,713
Convertible promissory notes payable, related parties	8,346	7,409
Bridge notes advance	1,476	-
Accounts payable	4,859	4,400
Accrued expenses	6,351	8,512
Factoring liabilities	1,213	2,130
Warrant liability	14,410	1,416
Accrued interest	6,174	4,052
Accrued interest, related parties	1,438	788
Current portion of contract liabilities	67	60
Other	1,108	291
Total Current Liabilities	79,277	60,187
Non-current Liabilities
Lease liabilities	515	438
Contract liabilities	215	230
Deferred tax liability	28	28
Total Non-currrent Liabilities	758	696
Total Liabilities	$80,035	$60,883

Commitments and Contingencies (Footnote 13)

STOCKHOLDERS’ DEFICIT

Preferred Stock, par value $0.001, 5,000,000 shares authorized; 6,175 shares Series A, 293 shares Series B, 90 shares Series C and 8 shares Series D no shares issued and outstanding at June 30, 2023 and December 31, 2022	$-	$-
Common Stock, par value $0.001, 2,500,000,000 shares authorized; 561,637,651 and 548,737,651 issued and outstanding at June 30, 2023 December 31, 2022, respectively	562	549
Additional paid-in capital	153,264	152,750
Accumulated deficit	(214,584)	(194,242)
Accumulated other comprehensive loss	(80)	(67)
Total Stockholders’ Deficit	(60,838)	(41,010)
Total Liabilities and Stockholders’ Deficit	$19,197	$19,873

 The accompanying notes to condensed consolidated financial statement are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)/INCOME
(UNAUDITED)
(In thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$4,675	$3,882	$8,450	$7,077
Cost of Revenues	1,202	1,096	2,464	1,986
Gross Margin	3,473	2,786	5,986	5,091

Operating Expenses:
General and administrative	1,238	3,781	3,997	5,986
Selling and marketing	978	1,672	2,390	3,387
Research and development	139	171	270	337
Depreciation and amortization	187	210	376	386
Total Operating Expenses	2,542	5,834	7,033	10,096

Operating Income/(Loss)	931	(3,048)	(1,047)	(5,005)

Other Income (Expense):
Interest expense	(3,706)	(2,903)	(7,218)	(6,040)
Interest expense, related party	(675)	(56)	(1,441)	(112)
Change in fair value of derivative liabilities	(3,821)	7,861	(10,618)	11,343
Loss on issuance of debt	-	-	-	(3,434)
Loss on extinguishment of debt	-	(211)	-	(211)
Other (expense) income	9	1	(18)	2
Total Other (Expense)/Inocme	(8,193)	4,692	(19,295)	1,548

Net (Loss)/Income before Income Taxes	(7,262)	1,644	(20,342)	(3,457)

Provision for Income Taxes	-	-	-	-

Net (Loss)/Income	(7,262)	1,644	(20,342)	(3,457)

Other Comprehensive Loss
Foreign currency translation adjustments	(9)	-	(13)	-

Total Comprehensive (Loss)/Income	$(7,271)	$1,644	$(20,355)	$(3,457)

(Loss) income per Share:
Basic	$(0.01)	$-	$(0.04)	$(0.01)
Diluted	$(0.01)	$-	$(0.04)	$(0.01)
Weighted average shares outstanding
Basic	582,328,811	538,560,051	579,178,811	532,589,825
Diluted	582,328,811	871,984,091	579,178,811	532,589,825

The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
(UNAUDITED)
(In thousands, except share data)

Three Months Ended June 30, 2023
	Common Stock		Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Number of Shares Issued and Outstanding	Par Value

Balances as of March 31, 2023	555,637,651	$556	$153,046	$(207,322)	$(71)	$(53,791)
Shares issued for services	6,000,000	6	218	-		224
Net loss	-	-	-	(7,262)	-	(7,262)
Foreign currency translation adjustment	-	-	-	-	(9)	(9)

Balances as of June 30, 2023	561,637,651	$562	$153,264	$(214,584)	$(80)	$(60,838)

Three Months Ended June 30, 2022
	Common Stock		Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Number of Shares Issued and Outstanding	Par Value

Balances as of March 31, 2022	517,195,705	$517	$150,533	$(189,050)	$(67)	$(38,067)
Shares issued for services	12,097,500	12	876	-	-	888
Net Income	-	-	-	1,644	-	1,644
Foreign currency translation adjustment	-	-	-	-		-

Balances as of June 30, 2022	529,293,205	$529	$151,409	$(187,406)	$(67)	$(35,535)

The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
(UNAUDITED)
(In thousands, except share data)

Six Months Ended June 30, 2023
	Common Stock		Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Number of Shares Issued and Outstanding	Par Value

Balances as of December 31, 2022	548,737,651	$549	$152,750	$(194,242)	$(67)	$(41,010)
Shares issued for services	12,900,000	13	514	-	-	527
Net loss	-	-	-	(20,342)	-	(20,342)
Foreign currency translation adjustment	-	-	-	-	(13)	(13)

Balances as of June 30, 2023	561,637,651	$562	$153,264	$(214,584)	$(80)	$(60,838)

Six Months Ended June 30, 2022
	Common Stock		Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
	Number of Shares Issued and Outstanding	Par Value

Balances as of December 31, 2021	481,619,621	$482	$144,582	$(183,949)	$(73)	$(38,958)
Cashless warrant exercise	14,000,000	14	2,152	-	-	2,166
Warrant exercise	909,091	1	99	-	-	100
Shares issued in conjunction with Note Payable	20,666,993	20	3,700	-	-	3,720
Shsares issued for services	12,097,500	12	876	-	-	888
Net loss	-	-	-	(3,457)	-	(3,457)
Foreign currency translation adjustment	-	-	-	-	6	6

Balances as of June 30, 2022	529,293,205	$529	$151,409	$(187,406)	$(67)	$(35,535)

The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash Flows - Operating Acivities:
Net loss	$(20,342)	$(3,457)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	515	446
Bad debt expense	313	52
Shares issued for services	224	888
Change in fair value of derivative liabilities	10,618	(11,343)
Loss on extinguishment of debt	-	211
Loss on issuance of debt	-	3,434
Amortization of debt issuance costs and original issue discount	3,955	1,304
Accrued interest	3,606	1,327
Changes in operating assets and liabilities
Accounts receivable - trade	898	733
Inventory	(31)	115
Prepaid expenses and other assets	(336)	(27)
Accounts payable	718	(486)
Accrued expenses	(1,337)	1,710
Contract liabilties	(16)	(108)
Net Cash Used in Operating Activities	(1,215)	(5,201)

Cash Flows - Investing Activities
Proceeds from sale of property and equipment	-	948
Purchase of property and equipment	(169)	-
Net Cash Flows (Used in)/Provided by Investing Activities	(169)	948

Cash Flows - Financing Activities
Proceeds from senior promissory notes	-	2,940
Proceeds from convertible promissory notes payable	1,202	-
Proceeds from bridge notes advance	1,476	2,130
Payments to factoring agent, net	(1,167)	55
Proceeds from warrant exercises	-	100
Payments of principal on finance leases	(85)	(121)
Net Cash Flows Provided by Financing Activities	1,426	5,104

Effect of Exchange Rates on Cash	(13)	14

Net Change in Cash and Restricted Cash During Period	29	865

Cash and Restricted Cash at Beginning of Period	1,153	619
Cash and Restricted Cash at End of Period	$1,182	$1,484

Supplemental Information:
Cash paid for interest	$908	$2,045

Non-cash Investing and Financing Activities:
Warrants issued in conjunction with senior secured promissory note payable and convertible promissory notes payable	$570	$2,654
Common shares issued for advisory shares	302	-
Embedded conversion feature on convertible promissory notess payable	157
Reclassification of warrant liability due to cashless warrant exercise	-	2,167
Common shares issued in conjunction with senior secured promissory note payable	-	3,720

The accompanying notes to condensed consolidated financial statements are an integral part of these financial statements.